EXHIBIT 5.1

December 22, 2003

NMP, Inc.

825 Battery Street

San Francisco, California 94111

Re:    NMP, Inc.

          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as outside counsel to NMP, Inc., a Delaware corporation (the “Company”) and MarketWatch.com, Inc., a Delaware corporation (“MarketWatch”), in connection with the Company’s Registration Statement on Form S-4 (the “Registration Statement”) (File No. 333-108282) filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) up to 25,592,000 shares (“Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), issuable upon consummation of the merger (the “Merger”) of MarketWatch and Pinnacor Inc., a Delaware corporation (“Pinnacor”), whereby subsequent to the consummation of the Merger, each of MarketWatch and Pinnacor will become a wholly-owned subsidiary of the Company, all in accordance with the terms and conditions of the Plan and Agreement of Merger, dated July 22, 2003, as amended, by and among MarketWatch, Pinnacor, the Company, Maple Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company and Pine Merger Sub, a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined an original or a copy of (i) the Registration Statement; (ii) an executed copy of the Merger Agreement; (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware, as amended to date and currently in effect; (iv) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; and (v) certain resolutions of the Board of Directors of the Company and MarketWatch, each dated July 22, 2003, relating to the issuance of the Shares, and the approval of the Merger and the transaction contemplated by the Merger Agreement and certain related matters. We have also examined such records, documents, certificates of public officials, and of the Company and MarketWatch, made such inquiries of officers of the Company and MarketWatch, and public officials, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company and MarketWatch, we have assumed (a) that each other party has the power and authority, or if such party is an individual, the capacity, to execute and deliver, and to perform and observe the provisions of, such documents, (b) the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and (c) that such documents constitute the legal, valid and binding obligations of each such party. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and MarketWatch, and public officials.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that upon (i) receipt of the requisite stockholder vote and the consummation of the Merger pursuant to the terms and conditions of Merger Agreement, and (ii) issuance of the Shares and delivery of the certificates representing the Shares in the form of the specimen certificate examined by us, manually signed by an authorized officer of the transfer agent and registrar of the Common Stock, in the manner contemplated in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any supplements and amendments thereto.

Very truly yours,

Morrison & Foerster LLP

/s/ MORRISON & FOERSTER LLP

Morrison & Foerster LLP